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                                                                    EXHIBIT 10.7

                                           180 Geary Avenue
                                           Toronto, Ontario
                                           CANADA M6H 2B9

                                           Tel (416) 535-8657
                                           Fax (416) 535-2147
                                           Email: privard@hydrogenics.com
                                           Web site: http://www/hydrogenics.com


March 16, 1998

Dr. B. Ravi Gopal
6120, rue Fabre
Trois-Rivieres-Ouest, QC
G8Z 4R2

Dear Ravi:

OFFER OF EMPLOYMENT

As we have discussed, we are pleased to offer you a permanent full-time senior management position as Managing Director, Electrical Engineering Department. This offer is being made to you because of your potential, your technical and management abilities, past accomplishments, and the interest, skill and dedication that you have shown to the HyTEF project. We would certainly be honored to have a engineer & scientist of your caliber assume a senior management position on the team, and assist and share in the growth and development of a world class fuel cell company.

This offer package includes two copies of our letter of offer and a confidentiality agreement for your review and signature.

     1. START DATE AND SALARY

Your starting date is early May 1998, or at your earliest availability. We offer a starting salary of $52,000 per annum, payable biweekly in arrears. Hydrogenics commits to review your base salary upon securing the first private placement of venture capital and/or annually in accordance with company policy.

     2. RELOCATION TO TORONTO

Hydrogenics Corporation will cover the costs (meals, rental moving truck, lodgings etc.) to relocate you and your parents from Trois-Rivieres to Toronto. This includes a reasonable stay of up to one week at a Toronto area hotel.

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     3. EMPLOYEE INCENTIVE SHARE OPTION PLAN (ESOP)

We are pleased to advise you that all permanent, full-time employees can choose to participate in Hydrogenics' success through a Share Option Plan. The ESOP is an important framework for our business growth and will be enacted in parallel with Hydrogenics completing an Initial Public Offering (IPO) scheduled for the year 2000 or 2001. Hydrogenics will evolve an ESOP modeled on other progressive knowledged based companies and will involve preferentially priced stock options and bonus plans.

     4. HOURS OF WORK

We generally recognize "normal" business hours of 40 hours per week, a minimum of 7.5 hours per day, Monday to Friday inclusive. You can expect, however that while we have designated "normal" office hours, this position will entail the need to work additional hours from time to time to meet the objectives of the position and overtime will not be paid.

     5. BENEFITS

All full time employees who are able to meet the minimum medical requirements of the insurance company will be covered under a $200,000 company sponsored term life insurance policy, the beneficiary being designated at your discretion. A Company sponsored health and dental plan will be in place early next year.

     6. VACATION

You will be entitled to 3 weeks of paid vacation per year to be taken at a time or times acceptable to the Company, acting reasonably, having regard to its operational requirements.

     7. CONFIDENTIALITY

Attached you will find a standard Confidentiality Agreement. Please read and sign this document and return it with your acceptance of this offer. Please return the agreement with a witness signature. The witness must be a legal adult (18 years or over), but otherwise can be any person of your choosing.

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If you are in agreement with the terms of this offer, please sign and date one copy and return it to me before Monday, April 06, 1998. Joe, David, Boyd and I look forward to working with you to advance the fuel cell field while building a progressive model corporation that we can all be proud of.

Yours sincerely,

/s/ Pierre Rivard
-----------------

Pierre Rivard
President

I accept the above offer of employment at Hydrogenics Corporation.


   /s/ B. Ravi Gopal                       24 March 1998
   -----------------                       -------------
      Signature                                Date




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                                           180 Geary Avenue
                                           Toronto, Ontario
                                           CANADA M6H 2B9

                                           Tel (416) 535-8657
                                           Fax (416) 535-2147
                                           Email: privard@hydrogenics.com
                                           Web site: http://www.hydrogenics.com

[HYDROGENICS CORPORATION LETTERHEAD]

                  EMPLOYEE AGREEMENT AS TO CONFIDENTIALITY OF
               INFORMATION AND OWNERSHIP OF PROPRIETARY PROPERTY

          IN CONSIDERATION OF EMPLOYMENT WITH HYDROGENICS CORPORATION ("COMPANY") THE UNDERSIGNED ("EMPLOYEE") ACKNOWLEDGES AND
                                  AGREES THAT:

1. Employment with Company will give Employee access to proprietary and confidential information belonging to Company, its customers, its suppliers and others (which proprietary and confidential information is collectively referred to in this agreement as "Confidential Information"); and

2. Employee may in the course of employment with Company develop tangible and intangible property including with limitation, software, hardware, know-how, designs, techniques, documentation, inventions, ideas, data, methods, processes, moulds, jigs, dies, 1 prototypes and other material regardless of the form or media on which such is stored, some or all which property may be protected by patents, copyrights, trade secrets, trade marks, industrial designs or mask works (which tangible and intangible property is collectively referred to in this agreement as "Proprietary Property").

3. Employee, both during and after employment with the Company, shall keep all Confidential Information confidential and shall not use any Proprietary Property or Confidential Information except in the course of carrying out authorized activities on behalf of the Company or except as expressly authorized by Company in writing.

4. Employee shall not make any unauthorized use of any trade secrets or proprietary property of a third party during the course of employment with Company.

5. All Proprietary Property which Employee may develop in the course of employment with Company, whether alone or jointly with others, shall be the exclusive property of Company and Employees shall have no rights in any such Proprietary Property. At the request and expense of Company, Employee agrees to do all acts necessary and sign all documentation necessary in order to assign all rights in the Proprietary Property to Company and to enable Company to register patents, copyrights, trade marks, mark works, industrial designs and such other protections as Company deems advisable anywhere in the world.

6. If during the course of employment with Company Employee develops any work which is protected by copyright, Employee hereby waives unconditionally any "moral rights" Employee may have in such work.

7. Employee, both during and after employment with the Company, shall not make any unauthorized use of the Company's computer systems, communication networks, databases or files. Employee shall adhere to all Company policies regarding the use of such computer systems communications networks, databases or files.
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8. Employee's employment with Company is and will continue to be subject to the terms and conditions of this agreement.

IN WITNESS WHEREOF EMPLOYEE has executed this Agreement this     day of
          , 1998:



  [SIG]                                   /s/ B. RAVI GOPAL
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Witness                                   Employee Signature


Dr. B. Ravi Gopal                         279 530 257
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Employee Name (Please Print)              Employee Social Insurance Number